                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
      NON-CASH ELECTION SHARES IN THE EVENT A HOLDER ELECTS TO RETAIN ALL
              OR A PORTION OF HIS OR HER SHARES OF COMMON STOCK OF
                                PANAVISION INC.
                        IN CONNECTION WITH THE MERGER OF
                             PX MERGER CORPORATION,
                           A CORPORATION ORGANIZED BY
                            PX HOLDING CORPORATION,
                                 WITH AND INTO
                                PANAVISION INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   THE DEADLINE FOR SUBMITTING THIS FORM TO THE EXCHANGE AGENT IS 5:00 P.M.,
            NEW YORK CITY TIME, ON JUNE [  ], 1998 UNLESS EXTENDED.

     This form must be used to retain shares of common stock, par value $.01 per share (the 'Shares') of Panavision Inc., a Delaware corporation (the 'Company') in connection with the Merger of PX Merger Corporation with and into the Company, as contemplated by, and subject to the terms and conditions of, the Agreement of Recapitalization and Merger (the'Recapitalization Agreement'), dated as of December 18, 1997, by and among the Company, PX Holding Corporation and PX Merger Corporation, and Instruction D of the related Form of Election (the 'Form of Election'), if certificates for Shares, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Election Date (as defined in the accompanying Proxy Statement). This form may be delivered by hand, facsimile transmission, or mail to the Exchange Agent.

                     THE EXCHANGE AGENT FOR THE MERGER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

             BY MAIL:                       BY FACSIMILE TRANSMISSION:              BY HAND OR OVERNIGHT COURIER:

 ChaseMellon Shareholder Services,                 (for Eligible                  ChaseMellon Shareholder Services,
              L.L.C.                            Institutions Only):                            L.L.C.
           P.O. Box 3301                          (201) 329-8936                         85 Challenger Road
South Hackensack, New Jersey 07606           Fax confirmation number:                      Mail Drop-Reorg
                                                  (201) 296-4860                  Ridgefield Park, New Jersey 07660
                                                                                Attention: Reorganization Department

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A FORM OF ELECTION IS REQUIRED TO BE GUARANTEED BY AN 'ELIGIBLE INSTITUTION' (AS DESCRIBED IN INSTRUCTION D7 OF THE FORM OF

ELECTION). UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE FORM OF ELECTION.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Form of Election or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby elects to have all or a portion of the shares of common stock of Panavision Inc. represented by this Notice of Guaranteed Delivery become the right to retain one fully paid and nonassessable share of Panavision Common Stock (a 'Non-Cash Election Share'), upon the terms and subject to the conditions set forth in the Agreement Plan of Recapitalization and Merger, dated as of December 18, 1997, by and among Panavision Inc., PX Holding Corporation and PX Merger Corporation, and the related Form of Election, receipt of which are hereby acknowledged, pursuant to the guaranteed delivery procedure set forth in Instruction A1 of the Form of Election.

Number of Shares:                                 Name(s) of Record Holder(s):
                 -----------------------------
Certificate No(s) (if available):

----------------------------------------------    ---------------------------------------------------

----------------------------------------------    ---------------------------------------------------
                                                                                       (PLEASE PRINT)

                                                  Address(es):
                                                              ---------------------------------------

                                                  ---------------------------------------------------
                                                                                           (ZIP CODE)

Name of Tendering Institution:

Check one box if securities will be tendered      Area Code and Telephone No(s):
by book-entry transfer:
                                                  ---------------------------------------------------
/ / The Depository Trust Company
                                                  Signature(s):
/ / Philadelphia Depository Trust Company                      --------------------------------------

                                                  ---------------------------------------------------
Account No.:
             -----------------------------

Dated                                 , 1998
      --------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entry that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity that is an 'eligible guarantor institution,' as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Form of Election (or manually signed facsimile(s) thereof) and any other required documents, or an agent's message in the case of a book-entry delivery of Shares, all within [three trading days] of the date hereof. A 'trading day' is any day on which the New York Stock Exchange is open for business.

                                                  -----------------------------------------
                                                           (AUTHORIZED SIGNATURE)

Name of Firm:                                     Title:
             -----------------------------------        -----------------------------------
                                                  Name:
                                                       ------------------------------------
                                                             (PLEASE PRINT OR TYPE)
Address:                                          Area Code and Telephone No.:
        ----------------------------------------                              -------------


                                                  Dated:
        ----------------------------------------        ------------------------------------
                                      (ZIP CODE)

    DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD
                       BE SENT WITH THE FORM OF ELECTION.